Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Kevin Jones	Julie Craven
(507) 437-5248	(507) 437-5345
kcjones@hormel.com	media@hormel.com

HORMEL FOODS REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

AUSTIN, Minn. (Nov. 25, 2008) – Hormel Foods Corporation (NYSE: HRL) today reported its performance for the fiscal 2008 fourth quarter and full year.

HIGHLIGHTS

Fourth Quarter

•                  Diluted EPS of $.50, down 32 percent from $.73 per share in 2007 ($.70 excluding the sale of assets)

•                  Segment operating profit decreased 5 percent from last year

•                  Dollar sales of $1.86 billion increased 12 percent from 2007 (up 10 percent excluding acquisitions)

•                  Volume up 3 percent from 2007

•                  Grocery Products operating profit down 3 percent; volume down 1 percent; dollar sales up 6 percent

•                  Refrigerated Foods operating profit up 12 percent; volume up 1 percent (flat excluding acquisitions); dollar sales up 11 percent (up 9 percent excluding acquisitions)

•                  Jennie-O Turkey Store operating profit down 44 percent; volume up 4 percent; dollar sales up 11 percent

•                  Specialty Foods operating profit up 49 percent; volume up 10 percent (up 4 percent excluding acquisitions); dollar sales up 20 percent (up 16 percent excluding acquisitions)

•                  All Other operating profit down 8 percent; volume up 30 percent; dollar sales up 34 percent

•                  Net Interest and Investment Income was down significantly, due to rabbi trust losses of $20.4 million

Fiscal Year

•                  Diluted EPS of $2.08, down 4 percent from $2.17 per share in 2007 ($2.14 excluding the sale of assets)

•                  Segment operating profit increased 6 percent from last year

•                  Dollar sales of $6.75 billion increased 9 percent from 2007 (up 7 percent excluding acquisitions)

•                  Volume up 5 percent

•                  Grocery Products operating profit up 5 percent; volume up 3 percent; dollar sales up 8 percent

•                  Refrigerated Foods operating profit up 22 percent; volume up 4 percent (up 1 percent excluding acquisitions); dollar sales up 8 percent (up 4 percent excluding acquisitions)

•                  Jennie-O Turkey Store operating profit down 27 percent; volume up 6 percent; dollar sales up 9 percent

•                  Specialty Foods operating profit up 14 percent; volume up 5 percent (up 3 percent excluding acquisitions); dollar sales up 12 percent (up 11 percent excluding acquisitions)

•                  All Other operating profit up 17 percent; volume up 16 percent; dollar sales up 27 percent

•                  Net Interest and Investment Income was down significantly, due to rabbi trust losses of $29.0 million

The company reported fiscal 2008 fourth quarter net earnings of $67.8 million, down 33 percent from earnings of $101.2 million a year earlier. Included in this year’s quarterly results is a $20.4 million investment loss in the company’s rabbi trust, compared with a $4.6 million gain a year ago. Diluted earnings per share for the quarter were $.50 this year compared to $.73 per share last year and sales totaled $1.86 billion, up from $1.66 billion in fiscal 2007.

For the twelve months ended October 26, 2008, net earnings were $285.5 million, or $2.08 per diluted share (down 4 percent), compared to $301.9 million a year ago, or $2.17 per diluted share. Included in this year’s annual results was a $29.0 million loss in the rabbi trust, compared with a gain of $6.9 million a year ago. Sales totaled $6.75 billion, up 9 percent, from $6.19 billion in the same period last year.

COMMENTARY

“As we previously announced, the recent substantial decline in global financial markets negatively impacted our rabbi trust investment performance. This, along with greater than expected cost pressures and unfavorable product mix changes in our Grocery Products segment, required us to lower our guidance to $2.03 to $2.09 from our earlier guidance range of $2.22 to $2.28 per share” said Jeffrey M. Ettinger, chairman of the board, president and chief executive officer. “A better than expected finish by our Refrigerated Foods segment allowed us to come in at $2.08 per share, near the high end of our revised guidance range.”

“The rabbi trust was established in 2003 to fund certain nonqualified supplemental executive retirement and deferred income plans. The trust assets are invested in equity and income securities and generally track the market. The trust assets are considered trading securities, accordingly, gains and losses are included in our quarterly earnings on a mark-to-market basis. These investment losses do not affect the company’s cash flow, nor does the company have any obligation to recapitalize the trust funds,” explained Ettinger.

“Despite strong sales of the SPAM family of products and other canned items, our Grocery Products segment had an off quarter. The lower results were driven primarily by higher beef and pork trim costs, but also as a result of a slowdown of our HORMEL COMPLEATS microwave meal business. Our Jennie-O Turkey Store segment continued to experience higher feed and fuel input costs during the quarter that they were unable to offset with increased pricing. An industry-wide over-supply of breast meat kept prices below our cost of production. We do not expect this situation will significantly improve until next spring,” Ettinger stated.

“For the full year, we generated strong volume and sales increases across each of our segments. In addition, four of our five segments had earnings up from a year ago, and total segment operating profits were up six percent from a year ago. We continue to grow our sales of new value-added products and remain on track to meet our goal of $2 billion of new product sales by 2012,” Ettinger commented.

“This morning we announced a $.02 per share increase to our annual dividend, making the new dividend $.76 per share. This is the 43rd consecutive year in which we’ve increased our dividend,” Ettinger concluded.

SEGMENT OPERATING HIGHLIGHTS – FOURTH QUARTER

Grocery Products (14% of Net Sales, 28% of Total Segment Operating Profit)

The Grocery Products segment reported a 3 percent decrease in operating profit for the quarter compared to last year.  Higher input costs and an unfavorable sales mix contributed to the decline.  Sales of HORMEL COMPLEATS microwave meals also softened during the quarter, which appears to be consistent with trends in other convenient packaged meal segments.  On the positive side, sales of our SPAM family of products, HORMEL chili and DINTY MOORE stews experienced double-digit increases during the quarter.

Refrigerated Foods (51% of Net Sales, 39% of Total Segment Operating Profit)

Segment operating profit for the Refrigerated Foods segment increased 12 percent for the quarter, primarily attributable to an improved spread between hog costs and primal values.  The Meat Products business unit experienced increased sales for the quarter; however, pricing actions were unable to keep pace with rising input costs.  Operating results for the Foodservice division declined for the quarter due to an industry-wide softness in away-from-home dining.

Jennie-O Turkey Store (20% of Net Sales, 16% of Total Segment Operating Profit)

Jennie-O Turkey Store experienced a 44 percent decline in operating profit for the quarter. Commodity meat sales profitability continued to suffer as the oversupply of breast meat in the market did not allow for adequate offset of higher feed and fuel costs, which increased $40 million from the same period last year.

Specialty Foods (11% of Net Sales, 13% of Total Segment Operating Profit)

The Specialty Foods segment completed an exceptional quarter with sales, volume and segment operating profit all experiencing double digit increases.  The Specialty Products business unit achieved gains from contract packaging and savory products.  The third quarter acquisition of Boca Grande Foods, Inc. enhanced the results of Diamond Crystal Brands.  Century Foods International also achieved strong results, primarily with ready-to-drink products.

All Other (4% of Net Sales, 4% of Total Segment Operating Profit)

The All Other segment, which includes the International business unit, achieved double-digit increases in both sales and tonnage, primarily due to strong exports of fresh pork and the SPAM family of products. In spite of these gains, operating profit for the quarter decreased 8 percent, due to higher than expected raw material costs and a stronger dollar.

General Corporate Expense

Excluding a $4.8 million pretax gain on the 2007 sale of a company aircraft, general corporate expenses are at a normalized level for the quarter.

Net Interest and Investment Income

Net interest and investment income in the quarter declined significantly compared to last year due primarily to lower investment results on our rabbi trust investments.  Additionally, fiscal year 2007 results reflect a $2.0 million pretax gain on the dissolution of our Patak’s joint venture.

OUTLOOK

“Looking forward to 2009, we see both challenges and opportunities. The challenges we face include an oversupply of turkey breast meat and higher commodity costs at Jennie-O Turkey Store, the prospect of increasing hog prices as supply gradually declines, and the uncertain economic environment affecting consumer demand. Opportunities include the flexibility that our strong balance sheet provides, the success of our value-added products and the stability of our balanced model. We anticipate a slow start to fiscal year 2009, with difficult comparisons from the first half of fiscal year 2008, and the opportunity to finish strong in the second half of the year. After assessing these factors and our business plans and prospects for the upcoming year, we are setting our fiscal 2009 guidance range at $2.15 to $2.25 per share,” Ettinger said.

“In light of tight capital markets and the pullback in consumer spending, we will continue to manage our capital conservatively, delaying any capital projects that are not time critical. Given the shift in consumer preferences, we now intend to use part of the capacity of the new Dubuque plant for additional production of canned products,” concluded Ettinger.

DIVIDENDS

Effective Nov 15, 2008, the Company paid its 321st consecutive quarterly dividend. The annual rate was $.74.

CONFERENCE CALL

A conference call will be Webcast at 8:30 a.m. CT on Tuesday, Nov. 25, 2008. Access is available at www.hormelfoods.com. If you do not have Internet access and want to listen to the call over the phone, the dial in number is 800-366-3908. An audio replay is available by calling 800-405-2236 and entering access code 11122250. The audio replay will be available beginning at 10:30 a.m. CT on Tuesday, Nov. 25, 2008, through 11:59 p.m. CT on Wednesday, Dec. 10, 2008. The Webcast replay will be available at 10:30 a.m. CT, Tuesday, Nov. 25, 2008, and archived for one year.

ABOUT HORMEL FOODS CORPORATION

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry. The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring quality, value-added brands to the global marketplace. In each of the past nine years, Hormel Foods was named one of “The 400 Best Big Companies in America” by Forbes magazine. The company enjoys a strong reputation among consumers, retail grocers, foodservice and industrial customers for products highly regarded for quality, taste, nutrition, convenience and value.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions. Actual events may differ materially. Please refer to the cautionary statement regarding Forward-Looking Statements and risk factors that appear on pages 26-31 in the Company’s 10Q for the fiscal quarter ended July 27, 2008, which can be accessed at www.hormelfoods.com under “Investors-SEC Filings.”

Segment Data

Fiscal 2008 Fourth Quarter Segment Operating Results (in Thousands)

	FOURTH QUARTER – 13 WEEKS ENDED
	October 26, 2008	October 28, 2007	% Change
NET SALES
Grocery Products	$263,383	$247,432	6.4
Refrigerated Foods	941,413	850,608	10.7
Jennie-O Turkey Store	374,132	336,906	11.0
Specialty Foods	214,337	178,626	20.0
All Other	68,247	50,775	34.4
Total	$1,861,512	$1,664,347	11.8

OPERATING PROFIT
Grocery Products	$40,939	$42,399	(3.4)
Refrigerated Foods	57,199	51,031	12.1
Jennie-O Turkey Store	23,716	42,129	(43.7)
Specialty Foods	19,423	13,050	48.8
All Other	6,348	6,892	(7.9)
Total segment operating profit	147,625	155,501	(5.1)
Net interest and investment income	(27,387)	(172)	(15,822.7)
General corporate expense	(3,517)	179	(2,064.8)
Income before tax	$116,721	$155,508	(24.9)

	YEAR TO DATE – 52 WEEKS ENDED
	October 26, 2008	October 28, 2007	% Change
NET SALES
Grocery Products	$947,184	$879,423	7.7
Refrigerated Foods	3,521,672	3,270,204	7.7
Jennie-O Turkey Store	1,268,002	1,162,152	9.1
Specialty Foods	777,659	692,468	12.3
All Other	240,386	188,785	27.3
Total	$6,754,903	$6,193,032	9.1

OPERATING PROFIT
Grocery Products	$148,768	$141,445	5.2
Refrigerated Foods	211,961	173,924	21.9
Jennie-O Turkey Store	78,306	106,890	(26.7)
Specialty Foods	70,124	61,448	14.1
All Other	27,001	23,085	17.0
Total segment operating profit	536,160	506,792	5.8
Net interest and investment income	(56,125)	(14,083)	(298.5)
General corporate expense	(22,499)	(22,872)	1.6
Income before tax	$457,536	$469,837	(2.6)

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	10-26-2008	10-28-2007	10-26-2008	10-28-2007

Net sales	$1,861,512	$1,664,347	$6,754,903	$6,193,032

Cost of products sold	1,464,117	1,278,524	5,233,156	4,778,505

GROSS PROFIT:	397,395	385,823	1,521,747	1,414,527

Expenses:
Selling and delivery	211,899	192,623	834,292	771,597

Administrative & general	42,192	38,906	178,029	162,480

TOTAL EXPENSES:	254,091	231,529	1,012,321	934,077

Equity in earnings of affiliates	804	1,386	4,235	3,470

OPERATING INCOME:	144,108	155,680	513,661	483,920

Other income & expenses:
Interest & investment (loss) income	(19,963)	7,546	(28,102)	13,624

Interest expense	(7,424)	(7,718)	(28,023)	(27,707)

EARNINGS BEFORE INCOME TAXES:	116,721	155,508	457,536	469,837

Provision for income taxes	48,910	54,316	172,036	167,945
(effective tax rate)	41.90%	34.93%	37.60%	35.75%

NET EARNINGS	$67,811	$101,192	$285,500	$301,892

NET EARNINGS PER SHARE
Basic	$.50	$.74	$2.11	$2.20
Diluted	$.50	$.73	$2.08	$2.17

WGHT AVG SHARES OUT
Basic	134,693	136,139	135,360	137,216
Diluted	136,172	137,912	137,128	139,151

DIVIDENDS DECLARED PER SHARE	$.185	$.15	$.74	$.60

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	October 26, 2008	October 28, 2007
	(In Thousands)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$154,778	$149,749
Accounts receivable	411,010	366,621
Inventories	784,542	646,968
Deferred income taxes	45,948	52,583
Prepaid expenses & other current assets	41,900	15,804

TOTAL CURRENT ASSETS	1,438,178	1,231,725

INTANGIBLES	770,544	757,993

OTHER ASSETS	430,092	437,331

PROPERTY, PLANT & EQUIPMENT, NET	977,657	966,601

TOTAL ASSETS	$3,616,471	$3,393,650

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

TOTAL CURRENT LIABILITIES	$781,233	$664,777

LONG-TERM DEBT – LESS CURRENT MATURITIES	350,000	350,005

OTHER LONG-TERM LIABILITIES	477,666	494,085

SHAREHOLDERS’ INVESTMENT	2,007,572	1,884,783

TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$3,616,471	$3,393,650

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fifty-Two Weeks Ended
	10-26-08	10-28-07
	(In Thousands)
OPERATING ACTIVITIES
Net earnings	$285,500	$301,892
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	114,636	114,618
Amortization of intangibles	11,553	12,120
Equity in earnings of affiliates	(7,370)	(5,399)
Provision for deferred income taxes	(9,713)	(6,529)
Loss (gain) on property/equipment sales and plant facilities	1,929	(4,088)
Non-cash investment activities	32,966	(5,298)
Changes in operating assets and liabilities net of acquisitions:
Increase in accounts receivable	(42,844)	(9,806)
Increase in inventories, prepaid expenses, and other current assets	(230,434)	(59,069)
(Increase) Decrease in pension assets	(12,344)	7,765
Increase (Decrease) in accounts payable, accrued expenses, and pension and post-retirement benefits	123,453	(23,604)
Other	4,290	9,268
NET CASH PROVIDED BY OPERATING ACTIVITIES	271,622	331,870

INVESTING ACTIVITIES
Sale of available-for-sale securities	151,308	576,456
Purchase of available-for-sale securities	(155,207)	(576,456)
Acquisitions of businesses / intangibles	(27,225)	(125,101)
Purchases of property / equipment	(125,890)	(125,795)
Proceeds from sales of property / equipment	3,185	11,689
Increase in investments, equity in affiliates,and other assets	(1,366)	(22,321)
Dividends from affiliates	970	730
NET CASH USED IN INVESTING ACTIVITIES	(154,225)	(260,798)

FINANCING ACTIVITIES
Proceeds from short-term debt	160,000	155,000
Principal payments on short-term debt	(130,000)	(87,576)
Principal payments on long-term debt	(54)	(6,341)
Dividends paid on common stock	(95,531)	(81,092)
Share repurchase	(69,551)	(86,794)
Other	22,768	12,995
NET CASH USED IN FINANCING ACTIVITIES	(112,368)	(93,808)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,029	(22,736)
Cash and cash equivalents at beginning of year	149,749	172,485
CASH AND CASH EQUIVALENTS AT END OF YEAR	$154,778	$149,749